Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Allion Healthcare, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-127758) of Allion Healthcare, Inc. of our report dated March 15, 2007, relating to the consolidated financial statements and schedule, and our report dated March 15, 2007 relating to the effectiveness of Allion Healthcare, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
March 15, 2007